Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sprout Social, Inc. of our report dated June 13, 2019 relating to the financial statements, which appears in Sprout Social, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-234316).
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
December 17, 2019